UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2025

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
2275 Research Boulevard, Suite 600, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
(301) 468-8848
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On November 14, 2025, Capital Bancorp, Inc. (the “Company”), the bank holding company for Capital Bank, N.A. (the “Bank”), announced that it appointed Jacob Dalaya as Chief Financial Officer of the Company and the Bank effective November 13, 2025.

Mr. Dalaya, age 34, joined the Company and Bank in October 2023 as Chief Strategy Officer, where he was responsible for aspects of strategic and financial planning and oversight of the Company’s acquisition of Integrated Financial Holdings, Inc. Before joining the Bank, Mr. Dalaya was a Managing Director at Webster Financial Corporation (previously Sterling Bancorp) and held various roles at Sterling Bancorp. Earlier in his career, he served as a Vice President in the investment banking division of Keefe, Bruyette & Woods (“KBW”), where he helped lead the execution of mergers and acquisitions and capital raising transactions. Prior to KBW, he held various positions in the investment banking division at J.P. Morgan Securities within the Financial Institutions Group. He has significant experience advising banks, specialty finance and financial technology companies on mergers and acquisitions, capital raising and strategic alternatives. Mr. Dalaya is a graduate of New York University.

There are no arrangements or understandings between Mr. Dalaya and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Dalaya and any of the Company's or Bank's directors or executive officers. Mr. Dalaya has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Effective November 14, 2025, Connie Egan will step down from the role of the Company's Principal Financial and Accounting Officer. Ms. Egan will continue to serve as the Chief Accounting Officer of the Bank.

Compensatory Arrangements of Certain Officers

On November 14, 2025, the Bank entered into an Employment Agreement, effective as of November 14, 2025 with Mr. Dalaya as Chief Financial Officer of the Company and Bank.

The Employment Agreement provides for an initial term of three years and two months ending on December 31, 2028, subject to automatic renewals for an additional year each year thereafter, unless any party provides written notice of non-renewal at least six months in advance of the anniversary date (December 31st each year beginning in 2028). Pursuant to the Employment Agreement, Mr. Dalaya is entitled to an annual base salary of $400,000 and subject to annual review by the Compensation Committee of the Company's Board of Directors (the "Board") for a possible increase, but not a decrease. The Employment Agreement further provides that Mr. Dalaya is eligible to receive (i) annual incentive compensation up to 80% of his base salary, which incentive compensation shall be paid 25% in the form of restricted stock units (which will be subject to transferability restrictions and 3 year vesting restrictions) and 75% in cash, subject to annual review by the Board, and (ii) an annual stock award grant up to 30% of his base salary, which stock award shall be paid 50% in the form of stock options and 50% in the form of restricted stock units, subject to vesting over four and three equal annual installments, respectively, beginning on the first anniversary of the date of grant. Mr. Dalaya is also eligible to receive benefits under any employee benefit plans made available by the Bank to senior executives including, but not limited to, retirement plans, supplemental retirement plans, medical, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Company or the Bank in the future to senior executives. Mr. Dalaya will also continue to participate in the Bank's Non-Qualified Deferred Compensation Plan.

Mr. Dalaya is entitled to certain severance benefits upon the occurrence of an event of termination without cause, if Mr. Dalaya resigns for good reason, an event of termination as a result of a change in control, or an event of termination without cause or if Mr. Dalaya resigns for good reason within one year following a change in control of the Company, in each case as outlined and defined in the Employment Agreement. Following an event of termination without cause or a resignation for good reason within one year following a change in control of the Company, the Bank shall pay Mr. Dalaya in one lump sum as severance an aggregate amount equal to (i) 24 months of his Base Salary plus (ii) the cash portion of one year's target Annual Incentive Award plus (iii) an amount equal to 24 months of health insurance premiums, at the current Company premium amount for the current elected coverage level at the time of the Date of Termination. Additionally, Mr. Dalaya would be entitled to any earned but unpaid incentive compensation for a prior completed calendar year and acceleration of vesting of outstanding compensatory equity awards.

The payment of all such severance amounts and benefits is contingent upon Mr. Dalaya's timely execution, and non-revocation of, a severance and release agreement in a form provided by the Bank, and the continued observance of all post-termination obligations for the periods described in the Employment Agreement.

Under the Employment Agreement, Mr. Dalaya has also agreed to be bound by certain confidentiality and non-solicitation provisions.

The foregoing description of Mr. Dalaya's Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Effective as of November 15, 2025, Connie Egan will receive a $20,000 increase in her monthly compensation through March 31, 2026 and a bonus in the amount of $50,000 payable on March 31, 2026 in connection with her temporary service as the Company's Principal Financial and Accounting Officer.

Item 7.01 Regulation FD Disclosure.

A copy of the Press Release issued by the Company on November 14, 2025 regarding the appointment of Mr. Dalaya described in Item 5.02 above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Employment Agreement, dated November 14, 2025, between Capital Bank, N.A. and Jake Dalaya.
99.1	Press Release dated November 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANCORP, INC.

Date: November 14, 2025	By: /s/ Edward F. Barry
Name: Edward F. Barry
Title: Chief Executive Officer

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